UNITED STATES

SECURITIES AND EXCHANE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       March 19, 2019

PETROGRESS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55854	27-2019626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1, Akti Xaveriou Ave. 5th floor, Piraeus -Greece	18538
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: +30 (210) 459-9741

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2019, Giannis Noutsos stepped down as Chief Financial Officer of Petrogress, Inc. (the “Company”). On the same day, the Company subsequently appointed Evangelos Makris to replace Mr. Noutsos as Chief Financial Officer in a consulting capacity on a part time basis. Mr. Makris, age 36, has served as the Finance Manager of Petrogress, Inc. since March 9, 2019. Prior to holding that position, Mr. Makris served as a Senior Accountant in the ACR and FAAS Department of Ernst & Young S.A. as well as the Blackstone Group in Luxembourg overseeing a large portfolio of international companies specializing in the real estate business. His duties and responsibilities included, but were not limited to, preparing stand-alone and consolidated financial statements as well as the quarterly and annual reports, managing a team of junior accountants involved in the bookkeeping, communicating with various parties regarding loan facilities, valuation reports and involvement in the process of the acquisition and sale of properties. Mr. Makris holds a Bachelor of Science in Business Administration (Accounting and Finance) from the American College of Greece.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

 March 19, 2019

PETROGRESS, INC. /s/ Christos Traios Christos Traios, President and CEO